EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-82298, 333-34533, 333-50402, and 333-67058 of MacroChem Corporation on Form
S-3 and Registration Statement Nos. 33-48876, 33-85812, 333-28967, and 333-67080
of MacroChem Corporation on Form S-8 of our report dated March 18, 2002, appearing in this Annual Report on Form 10-K of MacroChem Corporation for the year ended December 31, 2001.



/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 29, 2002